UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2016

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

 (920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the special meeting of the shareholders of Nicolet Bankshares, Inc. (“Nicolet”), held on April 12, 2016 (the “Special Meeting”), Nicolet’s shareholders approved the following proposals by the votes set forth below, in connection with the proposed merger in which Baylake Corp. (“Baylake”) will merge with and into Nicolet:

Proposal 1: Merger and Share Issuance. To authorize, approve and adopt the Agreement and Plan of Merger, by and between Nicolet and Baylake, pursuant to which Baylake will merge with and into Nicolet, and the transactions contemplated by the merger agreement, including the issuance of up to 4,500,000 shares of Nicolet common stock in the merger.

For	Against	Abstain	Broker Non-Votes
2,954,714	3,949	4,192	N/A

Proposal 2: Non-Binding Vote on Compensation. To vote, on a non-binding advisory resolution, to approve compensation that may become payable to Robert J. Cera in connection with the merger.

For	Against	Abstain	Broker Non-Votes
2,800,035	112,017	50,803	N/A

Item 7.01	Regulation FD Disclosure.

On April 13, 2016, Nicolet issued a press release relating to its receipt of necessary shareholder votes approving the proposed merger with Baylake. A copy of that press release is attached hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 is being furnished to the Securities and Exchange Commission and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Furthermore, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated April 13, 2016*

*Furnished, not filed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2016	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer